Exhibit 99.1

SORL Auto Parts Reports a 44.1% Sales Increase in the First Quarter of 2018

ZHEJIANG, China, May 15, 2018 /PRNewswire/ -- SORL Auto Parts, Inc. (NASDAQ: SORL) ("SORL" or the "Company"), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its unaudited financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

•	Net sales for the 2018 first quarter increased by 44.1% to $107.7 million from $74.4 million in the first quarter of 2017;

•	Net sales by segment grew by 33.5%, 73.2% and 27.9% in the OEM, aftermarket and international markets, respectively, in the first quarter of 2018;

•	Gross profit increased by 43.5% with a gross margin of 28.0% compared with 28.2% in the first quarter of 2017;

•	Net Income attributable to stockholders rose 19.5% to $8.3 million, or $0.43 per diluted share, compared with $6.9 million, or $0.36 per diluted share in the first quarter of 2017.

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated, "We are pleased to report strong sales growth across the board in the first quarter of 2018. We have been consistently outperforming the commercial vehicle market in China as our advanced products with high technology content continue to capture market shares.  Our sales growth combined with strict cost controls and higher efficiency in our new production has created earnings growth as well."

First Quarter 2018 Financial Results

For the first quarter of 2018, net sales increased by 44.1% year-over-year to $107.7 million from $74.7 million in the 2017 first quarter. Revenues from the Company's domestic OEM customers were $51.8 million, an increase of 33.5% from $38.7 million in the first quarter of 2017. The higher OEM sales were mainly due to higher truck sales in the first quarter of 2018. During the first quarter of 2018, the total commercial vehicle sales in China grew by 3.6% year-over-year with total truck sales up by 3.6% led by a 13.8% growth in heavy-duty truck sales.

SORL's aftermarket sales in China grew by 73.2% to $38.0 million for the first quarter of 2018, compared with $22.0 million for the same period of 2017. The increase in new vehicle sales in China and the growing expiration of  OEM warranties helped propel growth in the aftermarket business. Revenues from SORL's international markets sales increased 27.9% to $17.9 million, compared to $14.0 million in the first quarter of 2017 due to an expanding overseas customer base.

The gross profit for the first quarter of 2018 increased by 43.5% year-over-year to $30.2 million from $21.0 million a year ago. Gross margin was 28.0% compared with 28.2% in the first quarter of 2017. The gross margin change was mostly due to the product mix in the first quarter of 2018 compared with the same quarter last year.

In the first quarter of 2018, operating expenses increased 57.2% year-over-year to $18.4 million from $11.7 million in the same quarter of 2017. The increase reflected higher selling and distribution expenses related to the quarterly sales growth, increased general and administrative expenses ("G&A") and higher research and development ("R&D") costs. As a percentage of revenue, operating expenses were 17.1% in the first quarter of 2018, compared with 15.7% in the first quarter of 2017.

•	Selling and distribution expenses increased to $10.0 million from $5.6 million, and represented 9.3% of quarterly revenues from 7.5% in the same quarter last year. The increase was mainly due to higher freight and packaging expenses related to the growth in product volumes and increased labor costs as the Company added more self-owned distribution centers throughout the country to target the aftermarket segment.

•	G&A expenses in the first quarter of 2018 increased to $4.8 million from $4.0 million in the first quarter of 2017. G&A expenses represented 4.4% of quarterly revenues compared with 5.4% of revenues in the same quarter last year. The increase in G&A expenses was mainly due to an increased bad debt provision associated with higher sales in the quarter.

•	R&D expenses increased to $3.6 million from $2.1 million in the first quarter of 2017. As a percentage of revenue, R&D expenses were 3.3% in the first quarter of 2018 compared with 2.7% of revenue in the first quarter of 2017.

Income from operations increased by 45.4% to $14.0 million in the first quarter of 2018 compared with $9.6 million in the first quarter of 2017. As a percentage of revenue, income of operations was 13.0% in the first quarter of 2018 and 12.9% in the 2017 first quarter.

Financial expenses were $3.4 million in the first quarter of 2018 compared with $0.5 million in the first quarter of 2017.  The increase in financial expenses was due to a higher average interest rate on a larger amount of loans outstanding compared with the first quarter of 2017.

Income before income taxes was $10.8 million for the first quarter of 2018, compared to $9.0 million for the same quarter of 2017. The increase in income before income taxes reflected higher sales and operating income during the first quarter of 2018 compared to the first quarter of 2017.

The provision for income taxes was a $1.6 million expense in the first quarter of 2018, compared with an expense of $1.3 million in the first quarter of 2017.

Net income attributable to stockholders for the first quarter of 2018  was $8.3 million, or $0.43 per basic and diluted share, compared with $6.9 million, or $0.36 per basic and diluted share, a year ago.

Balance Sheet

As of March 31, 2018, the Company had cash, cash equivalents and restricted cash of $69.3 million compared to $4.6 million on December 31, 2017. Net accounts receivable rose to $173.2 million from $134.4 million at December 31, 2017. Bank acceptance notes from customers increased to $141.4 million at March 31, 2018 from $116.0 million at December 31, 2017. Inventories rose to $117.8 million from $114.3 million at the end of 2017. Short-term bank loans were $239.6 million at March 31, 2018 compared with $125.4 million at December 31, 2017. Total equity increased to $217.5 million at March 31, 2018 compared with $200.3 million at December 31, 2017. On March 31, 2018, working capital was $102.4 million with a current ratio of 1.2 to 1.  Net cash flows provided by operations was $36.3 million in the first quarter of 2018.

Business Outlook

Management has reiterated its fiscal year 2018 guidance for net sales of $450 million and net income attributable to common stockholders of $28 million. These targets are based on the Company's current views on the operating and market conditions, which are subject to change.

"Our growing broad line of advanced products with their higher performance and reliability is providing the growth stimulus to enhance our market position in key markets.  We are now better positioned in our markets than any time in our history," stated Ms. Jinrui Yu, SORL's Chief Operating Officer.

Conference Call

Management will host a conference call on Tuesday, May 15, 2018, at 8:00 A.M. EDT/ 8:00 P.M. Beijing Time to discuss its unaudited 2018 first quarter results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +86 400-120-2840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 8:00 A.M. EDT or 8:00 P.M. Beijing Time on June 15, 2018. The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID "29319" to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Kevin Theiss
Investor Relations
Awaken Advisors
212-521-4050
kevin.theiss@awakenlab.com

-- Tables Follow --

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Balance Sheets
March 31, 2018 and December 31, 20176

	March 31, 2018		December 31, 2017
		(Unaudited)
Assets
Current Assets
Cash and cash equivalents	US$	22,682,734	US$	4,221,940
Accounts receivable, net, including $1,369,846 and $1,297,734 from related party at March 31, 2018 and December 31, 2017, respectively		173,176,607		134,384,961
Bank acceptance notes from customers		141,418,791		116,040,688
Inventories		117,758,209		114,300,564
Prepayments, current, including $9,690,080 and $999,527 to related parties at March 31, 2018 and December 31, 2017, respectively		24,451,933		8,826,004
Restricted cash		46,602,834		376,236
Advances to related parties		138,038,517		72,318,224
Other current assets, net		7,637,869		5,555,568
Total Current Assets		671,767,494		456,024,185
Property, plant and equipment, net		83,500,305		79,828,006
Land use rights, net		15,360,639		14,912,134
Intangible assets, net		-		3,341
Deposits on loan agreements		11,132,138		10,712,865
Prepayments, non-current		33,401,173		16,594,987
Deferred tax assets		3,487,908		4,240,424
Total Non-current Assets		146,882,163		126,291,757
Total Assets	US$	818,649,657	US$	582,315,942

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $10,104,627 and $15,896,804 due to related parties at March 31, 2018 and December 31, 2017, respectively	US$	192,341,749	US$	118,051,633
Deposits received from customers		49,997,137		43,087,473
Short term bank loans		239,625,661		125,380,899
Current portion of long term loans		26,141,459		24,266,031
Income tax payable		1,709,222		3,249,727
Accrued expenses		17,651,012		25,154,658
Due to related parties		36,939,943		1,572,963
Deferred income		927,678		1,020,273
Other current liabilities		4,013,302		2,857,130
Total Current Liabilities		569,347,163		344,640,787
Long term loans, less current portion and net of unamortized debt issuance costs		31,773,249		37,383,224
Total Non-current Liabilities		31,773,249		37,383,224
Total Liabilities		601,120,412		382,024,011
Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of March 31, 2018 and December 31, 2017		-		-
Common stock - $0.002 par value; 50,000,000 authorized,19,304,921 issued and outstanding as of
March 31, 2018 and December 31, 2017		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		18,389,707		17,562,357
Accumulated other comprehensive income		23,143,269		15,903,188
Retained earnings		175,690,481		168,244,329
Total SORL Auto Parts, Inc. Stockholders' Equity		188,679,412		173,165,829
Noncontrolling Interest In Subsidiaries		28,849,833		27,126,102
Total Equity		217,529,245		200,291,931
Total Liabilities and Equity	US$	818,649,657	US$	582,315,942

      SORL Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
For The Three Months Ended March 31, 2018 and 2017 (Unaudited)

	Three Months Ended March 31,
	2018		2017

Sales	US$	107,726,682	US$	74,746,394
Include: sales to related parties		7,701,054		4,008,684
Cost of sales		77,527,196		53,700,458
Gross profit		30,199,486		21,045,936
Expenses:
Selling and distribution expenses		10,037,861		5,608,623
General and administrative expenses		4,773,778		4,044,913
Research and development expenses		3,590,402		2,055,096
Total operating expenses		18,402,041		11,708,632
Other operating income, net		2,197,324		290,237
Income from operations		13,994,769		9,627,541
Interest income		1,488,264		10,550
Government grants		133,933		28,909
Other income		27,066		664
Interest expenses		(3,353,711)		(481,160)
Exchange differences		(601,286)		(92,732)
Other expenses		(890,814)		(114,799)
Income before income taxes provision		10,798,221		8,978,973
Provision for income taxes		1,605,441		1,286,174
Net income	US$	9,192,780	US$	7,692,799
Net income attributable to noncontrolling interest in subsidiaries		919,278		769,280

Net income attributable to common stockholders	US$	8,273,502	US$	6,923,519
Comprehensive income:
Net income	US$	9,192,780	US$	7,692,799
Foreign currency translation adjustments		8,044,534		911,432
Comprehensive income		17,237,314		8,604,231
Comprehensive income attributable to noncontrolling interest in subsidiaries		1,723,731		860,423
Comprehensive income attributable to common stockholders	US$	15,513,583	US$	7,743,808
Weighted average common share - basic		19,304,921		19,304,921
Weighted average common share - diluted		19,304,921		19,304,921
EPS - basic	US$	0.43	US$	0.36
EPS - diluted	US$	0.43	US$	0.36

    SORL Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For The Three Months Ended March 31, 2018 and 2017 (Unaudited)

	Three Months Ended March 31,
	2018		2017

Cash Flows From Operating Activities
Net income	US$	9,192,780	US$	7,692,799
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Allowance for doubtful accounts		278,397		-
Depreciation and amortization		2,847,303		2,017,224
Amortization of debt issuance costs		372,025		-
Deferred income tax		900,839		8,453
Changes in assets and liabilities:
Account receivable		(32,888,322)		(2,151,307)
Bank acceptance notes from customers		12,354,888		(2,700,239)
Other currents assets		(1,890,438)		(638,653)
Inventories		996,280		(5,594,100)
Prepayments, current		(14,987,105)		1,142,387
Accounts payable and bank acceptance notes to vendors		63,073,488		(4,434,657)
Income tax payable		(1,635,670)		265,518
Deposits received from customers		5,123,039		3,033,848
Deferred income		(129,981)		-
Other current liabilities and accrued expenses		(7,302,268)		(2,133,534)
Net Cash Flows Provided By (Used In) Operating Activities		36,305,255		(3,492,261)
Cash Flows From Investing Activities
Acquisition of property, equipment and land use rights		(19,682,775)		(14,320,981)
Advances to related parties		(67,694,035)		-
Repayments of advances to related parties		5,821,183		-
Net Cash Flows Used In Investing Activities		(81,555,627)		(14,320,981)
Cash Flows From Financing Activities
Proceeds from short term bank loans		222,636,613		21,247,576
Repayments of short term bank loans		(115,398,302)		-
Proceeds from related parties		264,565,400		-
Repayments to related parties		(256,883,171)		-
Repayments of long term loans		(6,401,331)		-
Net Cash Flows Provided By Financing Activities		108,519,209		21,247,576
Effects on changes in foreign exchange rate		1,418,555		83,361
Net change in cash, cash equivalents, and restricted cash		64,687,392		3,517,695
Cash, cash equivalents, and restricted cash - beginning of the period		4,598,176		13,533,776
Cash, cash equivalents, and restricted cash - end of the period	US$	69,285,568	US$	17,051,471
Supplemental Cash Flow Disclosures:
Interest paid	US$	2,278,298	US$	250,601
Income taxes paid	US$	2,340,272	US$	1,012,203
Non-cash Investing and Financing Transactions
Repayments to related party in the form of bank acceptance notes	US$	5,846,083	US$	-
Loans from related party in the form of bank acceptance notes	US$	32,791,380	US$	-
Reconciliation of cash, cash equivalents, and restricted cash as shown on the consolidated balance sheets
Cash and cash equivalents	US$	22,682,734	US$	11,455,214
Restricted cash		46,602,834		5,596,257
Total cash, cash equivalents, and restricted cash at end of period	US$	69,285,568	US$	17,051,471